Exhibit 10.5

Execution Copy

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 1, 2018, is entered into between International Paper Company, a New York corporation (“Impala”) and Graphic Packaging Holding Company, a Delaware corporation (“Parent”). Certain terms used in this Agreement are defined in Section 1.01.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Transaction Agreement, dated October 23, 2017 (the “Transaction Agreement”), by and among Impala, Parent, Gazelle Newco LLC (n/k/a Graphic Packaging International Partners, LLC), a Delaware limited liability company and wholly owned subsidiary of Parent (“Newco”), and Graphic Packaging International, Inc. (n/k/a Graphic Packaging International, LLC), a Delaware corporation, Impala and Parent have agreed to combine the Transferred Business (as defined in the Transaction Agreement) with the business of Newco and have effected or agreed to effect the Transactions (as defined in the Transaction Agreement);

WHEREAS, in connection with the Transactions, Impala acquired newly issued membership interests in Newco (the “Common Units”), which Common Units are (subject to certain limitations) exchangeable on a 1:1 basis for Common Stock, $0.01 par value per share, of Parent (the “Common Stock”) or cash, in each case at the option of Parent; and

WHEREAS, Parent wishes to grant certain registration rights with respect to the Common Stock or other Registrable Securities held by Impala or any other Holder, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Impala and Parent, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Transaction Agreement. The following terms shall have the meanings set forth in this Section 1.01:

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Exchange Agreement” means the Exchange Agreement, of even date herewith, by and among Newco, GPI Holding III, LLC, a Delaware limited liability company, Parent and Impala.

“Excluded Registration” means a registration under the Securities Act of (i) Registrable Securities pursuant to one or more Demand Registrations pursuant to Article II hereof, (ii) securities registered on Form S-8 or any successor form, and (iii) securities registered to effect the acquisition of, or combination with, another Person.

“Holder” means (i) Impala and (ii) any direct or indirect transferee of Impala who shall become a party to this Agreement in accordance with Section 2.09 and has agreed in writing to be bound by the terms of this Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Common Stock, including any shares thereof issuable upon or issued upon exercise, conversion or exchange of other securities of Parent or any of its subsidiaries (including Common Units) and any securities issued or issuable directly or indirectly with respect to, in exchange for, upon the conversion of or in replacement of the Common Stock, whether by way of a dividend or distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization, owned by the Holders, whether owned on the date hereof or acquired hereafter; provided, however, that securities that, pursuant to Section 3.01, no longer have registration rights hereunder shall not be considered Registrable Securities.

“Requesting Holder” shall mean any Holder requesting to have its Registrable Securities included in any Demand Registration or Shelf Registration.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

Section 1.02 Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the section or agreement indicated.

Term	Page
Adverse Effect	6
Advice	14
Agreement	1
Common Stock	1
Common Units	1
Demand Registration	4
Demand Request	4

Term	Page
FINRA	14
First Registration Date	4
Impala	1
Inspectors	13
LLC Agreement	18
Newco	1
Parent	1

Piggyback Registration	7
Records	13
Required Filing Date	4
Seller Affiliates	15

Shelf Registration	4
Suspension Notice	14
Transaction Agreement	1

Section 1.03 Rules of Construction. When a reference is made in this Agreement to an Article, Exhibit or Section, such reference shall be to an Article, Exhibit or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement, and the Article, Exhibit and Section headings contained in this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms and any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate. Unless otherwise specified, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented. Unless the context otherwise requires, “or,” “neither,” “nor,” “any,” “either,” and “or” shall not be exclusive or disjunctive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. As used herein, “to the extent” means “to the degree of” and not “if”. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. References to any Law shall be deemed to refer to such Law, together with the rules and regulations promulgated thereunder, in each case as may be amended from time to time and any successor thereto. References to any Person shall be deemed to refer to that Person’s successors and permitted assigns.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Demand Registration.

2.1.1 Request for Registration.

(a) Commencing on the second anniversary hereof (the “First Registrable Date”), subject to any restrictions contained in the Exchange Agreement, any Holder or Holders of Registrable Securities shall have the right to require Parent to file from time to time a registration statement on Form S-1 or S-3 or any other appropriate form under the Securities Act or Exchange Act for a public offering or the listing or trading of all or part of its or their Registrable Securities (including any public offering or listing or trading of securities of Parent) (a “Demand Registration”), by delivering to Parent written notice stating that such right is being exercised, naming, if applicable, the Holders whose Registrable Securities are to be included in such registration, specifying the number of each such Holder’s Registrable Securities to be included in such registration and, subject to Section 2.1.3 hereof, describing the intended method of distribution thereof (a “Demand Request”); provided, that, a Holder may make a Demand Request prior to, but within forty-five (45) days of, the First Registrable Date and in such event Parent shall not be obligated to file the registration statement in respect of such Demand Registration prior to the First Registrable Date. No Demand Registration shall be deemed to have occurred for purposes of the preceding sentence if no Exchange (as defined in the Exchange Agreement) is deemed to have occurred with respect to such registration.

(b) Subject to Section 2.1.6, Parent shall file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within forty-five (45) days after receiving a Demand Request (the “Required Filing Date”) and shall use reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that:

(i) Parent shall not be obligated to effect a Demand Registration pursuant to Section 2.1.1(a) within one hundred and eighty (180) days after the effective date of a previous Demand Registration, other than a Shelf Registration pursuant to this Article II; and

(ii) Parent shall not be obligated to effect a Demand Registration pursuant to Section 2.1.1(a) unless the Demand Request is for a number of Registrable Securities in excess of the Minimum Amount (as defined in the Exchange Agreement).

2.1.2 Shelf Registration. With respect to any Demand Registration, the Requesting Holders may require Parent to effect a registration of the Registrable Securities under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”) or any takedown thereunder. To the extent Parent is a well-known seasoned issuer (as defined in Rule 405 of the Securities Act) at the time any Demand Request is submitted, Parent shall file an automatic shelf registration statement (as defined in Rule 405 of the Securities Act) on Form S-3 in accordance with the requirements of the Securities Act, which covers those Registrable Securities requested to be registered and which shall be deemed for all purposes a Shelf Registration. For the avoidance of doubt, the filing of a prospectus supplement to a prospectus included as part of an effective Shelf Registration naming the Holder as a selling stockholder and registering the Registrable Securities specified in the applicable Demand Request shall be deemed to satisfy Parent’s obligations with respect to the filing (and effectiveness in the case of an automatic shelf registration statement) of a registration statement pursuant to this Agreement. Any Shelf Registration shall provide for the resale of the Common Stock from time to time in the United States by and pursuant to any method or combination of methods legally available to the Holder (including, without limitation, an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, block trades, derivative transactions with third parties, sales in connection with short sales and other hedging transactions). Parent shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration in accordance with the intended methods of disposition by the Holder thereof.

2.1.3 Selection of Underwriters. At the request of the Holders of a majority of the Registrable Securities to be registered, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a “firm commitment” underwritten offering. The Holders of a majority of the Registrable Securities to be registered in a Demand Registration shall select the investment banking firm or firms to manage the underwritten offering, provided, however, that such selection shall be subject to the consent of Parent, which consent shall not be unreasonably withheld or delayed. No Holder may participate in any registration pursuant to Section 2.1.1 that is to be effected through an underwritten offering unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements described above and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, further, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of his or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Securities, and the liability of each such Holder will be in proportion thereto, and provided, further, that such liability will be limited to the net amount received by such Holder from the sale of his or its Registrable Securities pursuant to such registration.

2.1.4 Rights of Nonrequesting Holders. Upon receipt of any Demand Request, Parent shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to Parent within ten (10) days) of their receipt of Parent’s notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request; provided, however, that in connection with any Demand Request in connection with a Shelf Registration, Parent shall give written notice of such proposed Demand Registration to all other Holders within two (2) days of such Demand Request and all other Holders shall have the right, exercisable by written notice to Parent within two (2) days of their receipt of Parent’s notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Section 2.01. Notwithstanding any other provision of this Agreement, if the demanding Holder wishes to engage in a block sale (including a block sale pursuant to a Shelf Registration, or in connection with the registration of the Holder’s Registrable Securities under an automatic shelf registration statement for purposes of effectuating a block sale), then notwithstanding the foregoing or any other provisions hereunder, no Holder shall be entitled to receive any notice of or have its Registrable Securities included in such block sale.

2.1.5 Priority on Demand Registrations. No securities to be sold for the account of any Person (including Parent) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Requesting Holders that the inclusion of such securities will not adversely affect the price, timing or distribution of the offering or otherwise adversely affect its success (an “Adverse Effect”). Furthermore, if the managing underwriter or underwriters shall advise the Requesting Holders that, even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause an Adverse Effect, the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares that the Requesting Holders are so advised can be sold in such offering without an Adverse Effect and such shares shall be included in the Demand Registration in the following order of priority (i) first, the Registrable Securities of Impala or its Affiliates (if Impala or any of its Affiliates is a Requesting Holder), (ii) second, pro rata among the other Requesting Holders on the basis of the number of Registrable Securities owned by each such Requesting Holder and (iii) third, any securities of Parent requested to be included for its own account.

2.1.6 Deferral of Filing. Parent may defer the filing (but not the preparation) of a registration statement or prospectus supplement required by Section 2.01 until a date not later than sixty (60) days after the Required Filing Date and not more than ninety (90) days in the aggregate in any twelve (12)-month period if (a) the Board of Directors of Parent or a committee of the Board of Directors of Parent determines in good faith that such registration would be materially detrimental to Parent and its stockholders; provided, however, that the Board of Directors of Parent or such committee, as applicable, shall, in making such determination, take into consideration the benefit to Parent of completing such registration and the reduction of the ownership of Registrable Securities by the Requesting Holder; provided, further, however, that Parent may not defer a filing pursuant to this clause (a) more than twice in any twelve (12)-month period with respect to a single offering of Registrable Securities, or (b) prior to receiving the Demand Request, Parent had determined to effect a registered underwritten public offering of Parent’s securities for Parent’s account and Parent had taken substantial steps (including, but not limited to, selecting underwriters for such offering) and is proceeding with reasonable diligence to effect such offering provided, however, that Parent may not defer a filing pursuant to this clause (b) more than once in any twelve (12)-month period with respect to a single offering of Registrable Securities. A deferral of the filing of a registration statement pursuant to this Section 2.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (a) of the preceding sentence, the Board of Directors or such committee of the Board of Directors determines that such registration would no longer be materially detrimental to Parent and its stockholders, or, in the case of a deferral pursuant to clause (b) of the preceding sentence, the proposed registration for Parent’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.1.6, Parent shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of Parent stating that Parent is deferring such filing pursuant to this Section 2.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the holders of a majority of the Registrable Securities held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to Parent; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement.

2.1.7 Cancellation of a Demand Registration; Withdrawal. Each Holder that submitted a Demand Request pursuant to a particular offering and the Holders of a majority of the Registrable Securities that are to be registered in a particular offering pursuant to Section 2.01 shall have the right, prior to the effectiveness of the registration statement (or the filing of a prospectus supplement, in the case of a Shelf Registration), to notify Parent that it or they, as the case may be, have determined that the Demand Request be abandoned or withdrawn, in which event Parent shall abandon or withdraw such registration statement or prospectus supplement with respect to such Holder. Any Holder of Registrable Securities who has elected to sell Registrable Securities in an underwritten offering pursuant to Section 2.01 (including the Holder who delivered the Demand Request with respect to such registration) shall be permitted to withdraw from such registration by written notice to Parent (i) at least two (2) Business Days prior to the earlier of the effective date of the registration statement filed in connection with such registration (or, if later, the filing of a prospectus supplement to a prospectus included as part of an effective Shelf Registration naming the Holder as a selling stockholder and registering the Registrable Securities requested to be included by such Holder in such Shelf Registration) and the anticipated filing of the “red herring” prospectus, if applicable, or (ii) at any time prior to the pricing of the offering if more than 10% of the Registrable Securities requested by such Holder to be included in such registration are not so included.

Section 2.02 Piggyback Registration.

2.2.1 Right to Piggyback. Each time Parent proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public or sell equity securities pursuant to a previously effective Shelf Registration (whether for the account of Parent or the account of any security holder of Parent) (a “Piggyback Registration”), Parent shall give prompt written notice to each Holder of Registrable Securities (which notice shall be given not less than (x) ten (10) Business Days prior to the anticipated filing date of Parent’s registration statement and (y) not less than five (5) Business Days prior to the filing of a preliminary prospectus supplement in the case of a Shelf Registration), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Securities in such registration statement or Shelf Registration, subject to the limitations contained in Section 2.2.2 hereof. Each such Holder who desires to have its Registrable Securities included in such registration statement or Shelf Registration shall give written notice to Parent (stating the number of shares desired to be registered) within ten (10) Business Days after the date of such notice from Parent; provided that such notice shall be given within five (5) Business Days after the date of such notice from Parent in the case of a Shelf Registration. Any notice given by a Holder pursuant to the preceding sentence shall be treated as a Notice of Exchange (as defined in the Exchange Agreement and subject to all of the terms thereof) in respect of all Registrable Securities requested to be included in the Piggyback Registration. Any such Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any registration statement or Shelf Registration pursuant to this Section 2.2.1 by giving written notice to Parent of such withdrawal. Subject to Section 2.2.2 below, Parent shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that Parent may at any time withdraw or cease proceeding with any such registration statement or Shelf Registration if it shall at the same time withdraw or cease proceeding with the registration or sale of all other equity securities originally proposed to be registered. Notwithstanding anything to the contrary in this Section 2.2.1, Parent shall have no obligation to provide notice of or to effect a Piggyback Registration with respect to any Holder of Registrable Securities who at such time is not permitted due to the restrictions set forth in the Exchange Agreement to effect an Exchange (as defined therein); provided, that clause (y) of the proviso in Section 2.01(a) with respect to the Minimum Amount (as defined in the Exchange Agreement) shall not apply to any Exchange to the extent the amount of a Holder’s Registrable Securities included in a Piggyback Registration is reduced pursuant to Section 2.2.2.

2.2.2 Priority on Piggyback Registration.

(a) If a Piggyback Registration is an underwritten offering and was initiated by Parent, and if the managing underwriter advises Parent that the inclusion of Registrable Securities requested to be included in such Piggyback Registration would cause an Adverse Effect, Parent shall include such Registrable Securities in such Piggyback Registration in the following order of priority (i) first, the securities Parent proposes to sell, (ii) second, the Registrable Securities requested to be included in such Piggyback Registration, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder, and (iii) third, any other securities requested to be included in such Piggyback Registration. If as a result of the provisions of this Section 2.2.2(a) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such Piggyback Registration.

(b) If a Piggyback Registration is an underwritten offering and was initiated by a security holder of Parent, and if the managing underwriter advises Parent that the inclusion of Registrable Securities requested to be included in such Piggyback Registration would cause an Adverse Effect, Parent shall include in such Piggyback Registration in the following order of priority (i) first, the securities requested to be included therein by the security holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder, and (iii) third, any other securities requested to be included in such registration (including securities to be sold for the account of Parent). If as a result of the provisions of this Section 2.2.2(b) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such Piggyback Registration.

(c) No Holder may participate in any registration in respect of a Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by Parent and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to:

(i) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims, and encumbrances,

(ii) such Holder’s power and authority to effect such transfer, and

(iii) such matters pertaining to compliance with securities Laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Securities, and the liability of each such Holder will be in proportion to, and such liability will be limited to, the net amount received by such Holder from the sale of his or its Registrable Securities pursuant to such registration.

Section 2.03 SEC Form S-3. Parent shall use its reasonable best efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form), and if Parent is not then eligible under the Securities Act to use Form S-3, Demand Registrations shall be registered on the form for which Parent then qualifies. Parent shall use its commercially reasonable efforts to remain eligible to use Form S-3 (including, if applicable, an automatic shelf registration statement) and shall use its commercially reasonable efforts to remain a well-known seasoned issuer (as defined in Rule 405 of the Securities Act) (and not to become an ineligible issuer (as defined in Rule 405 of the Securities Act)) during the period during which any automatic shelf registration statement is effective.

Section 2.04 Holdback Agreements.

(a) Parent shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) days prior to and during the ninety (90)-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration), or in the case of a Shelf Registration, the filing of any prospectus supplement relating to the offer and sale of Registrable Securities, or a Piggyback Registration, except pursuant to any registrations on Form S-4 or Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(b) If any Holder of Registrable Securities notifies Parent in writing that it intends to effect an underwritten sale registered pursuant to a Shelf Registration pursuant to Article II hereof, Parent shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the ten (10) days prior to and during the ninety (90)-day period beginning on the pricing date for such underwritten offering, except pursuant to registrations on Form S-4 or Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(c) Each Holder agrees, in the event of an underwritten offering by Parent (whether for the account of Parent or otherwise), not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the ten (10) days prior to, and during the ninety (90)-day period (or such lesser period as the lead or managing underwriters may require) beginning on the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering); provided, however, that in connection with an underwritten offering that is a block sale, no Holder shall be subject to a holdback period that exceeds sixty (60) days (unless a longer period is requested by the lead or managing underwriters).

Section 2.05 Registration Procedures. Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Agreement, Parent will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto Parent will as expeditiously as possible:

(a) prepare and file with the SEC, pursuant to Section 2.1.1(a) with respect to any Demand Registration, a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided, however, that as far in advance as reasonably practicable before filing such registration statement or any amendment thereto, Parent will furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity reasonably to comment upon, or object to, the information contained therein and Parent will make corrections reasonably requested by such Holder with respect to such information prior to Parent filing any such registration statement or amendment; provided, further; that Parent shall not file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to a Holder by name, or otherwise identifies the Holder as the holder of any securities of Parent or any of its subsidiaries, without the consent of the Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by applicable Law;

(b) except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; provided, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of Parent or an underwriter of Parent pursuant to the provisions of this Agreement;

(c) in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (including the filing of a new registration statement upon the expiration of a prior one) and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto until the date on which all the Registrable Securities subject thereto have been sold pursuant to such registration statement;

(d) furnish to each seller of Registrable Securities and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any prospectus supplement, any documents incorporated by reference therein, any free writing prospectus and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.06 and the requirements of the Securities Act and applicable state securities laws, Parent consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(e) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the Holders of a majority of such Registrable Securities may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions (provided, however, that Parent will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

(f) promptly notify each seller and each underwriter in writing (A) when a prospectus, any prospectus supplement, any free writing prospectus or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event that makes any statement made in a registration statement (including any document incorporated by reference therein or deemed incorporated by reference therein) or related prospectus or free writing prospectus untrue or that requires the making of any changes in or amendments to such registration statement, prospectus, free writing prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g) make reasonably available members of management of Parent, as selected by the Holders of a majority of the Registrable Securities included in such registration, for assistance in the selling effort relating to the Registrable Securities covered by such registration, including, but not limited to, the participation of such members of Parent’s management in road show presentations;

(h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act, and make generally available to Parent’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12)-month period beginning with the first day of Parent’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12)-month period, and which requirement will be deemed to be satisfied if Parent timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(i) if requested by the managing underwriter or any selling Holder, promptly incorporate in a prospectus supplement, free writing prospectus or post-effective amendment such information as the managing underwriter or any such selling Holder reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such selling Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement, free writing prospectus or post-effective amendment;

(j) as promptly as practicable after filing with the SEC of any document that is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each selling Holder, if such document is not otherwise publicly available on the SEC’s EDGAR system (or similar system);

(k) cooperate with the selling Holders and the managing underwriter to facilitate the timely preparation and delivery of certificates or shares in book-entry form (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to Parent’s transfer agent prior to the effectiveness of such registration statement a supply of any such certificates;

(l) promptly make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”) all financial and other records, pertinent corporate documents and properties of Parent (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Parent’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, Parent shall not be required to provide any information under this subparagraph (l) if either (A) Parent has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) Parent reasonably determines in good faith that such Records are otherwise confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Parent and allow Parent, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(m) in the case of an underwritten offering, furnish to each selling Holder and underwriter a signed counterpart of (A) an opinion or opinions of counsel to Parent, and (B) a comfort letter or comfort letters from Parent’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

(n) cause the Registrable Securities included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by Parent are then listed or (B) quoted on any inter-dealer quotation system if similar securities issued by Parent are quoted thereon, and, in each case, to be registered under the Exchange Act;

(o) provide a transfer agent and registrar for all Registrable Securities registered hereunder;

(p) cooperate with each selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(q) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(r) notify each selling Holder of Registrable Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(s) enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten offering, with any representations, warranties, indemnification and other agreements contained therein for the benefit of the underwriters also being for the benefit of the sellers of Registrable Securities, and provide officers’ certificates and other customary closing documents in connection with any underwritten offering;

(t) advise each selling Holder of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(u) pay any registration fee for any Registrable Securities sold pursuant to an automatic shelf registration statement upon the filing of a final prospectus supplement with respect to such sale in the manner contemplated by Rule 456(b) under the Securities Act; and

(v) permit any Holder which, in Holder’s sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of Parent, to participate in the preparation of such registration or comparable statement.

Section 2.06 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from Parent of the happening of any event of the kind described in Section 2.05(f)(C), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by Parent that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by Parent, such Holder will deliver to Parent all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Parent shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Sections 2.05(b) and 2.05(c) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. Parent shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

Section 2.07 Registration Expenses. All reasonable, out-of-pocket fees and expenses incident to any registration hereunder, including, without limitation, Parent’s performance of or compliance with this Article II, all registration and filing fees, all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 2720, and of its counsel), as may be required by the rules and regulations of FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Securities, fees and expenses of counsel for Parent and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by Parent in connection with such registration, and the fees and expenses of other persons retained by Parent, will be borne by Parent (unless paid by a security holder that is not a Holder for whose account the registration is being effected) whether or not any registration statement becomes effective; provided, however, that any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities will be borne by the Holders pro rata on the basis of the number of shares so registered and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder will be borne by such Holder.

Section 2.08 Indemnification.

2.8.1 Parent agrees to indemnify and reimburse, to the fullest extent permitted by Law, each seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such seller and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) (a) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 2.8.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement (including any document incorporated by reference therein or deemed incorporated by reference therein), prospectus, preliminary prospectus, free writing prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, (c) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, based upon, arising out of, or relating to or resulting from any violation by Parent of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to Parent and relating to any action or inaction in connection with the related offering of Registrable Securities and (d) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to Parent, to the extent that any such expense or cost is not paid under subparagraph (a), (b) or (c) above; except insofar as any such statements are made in reliance upon and in strict conformity with information furnished in writing to Parent by such seller or any Seller Affiliate for use therein. The reimbursements required by this Section 2.8.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred; provided that reimbursements shall not be required to be paid more frequently than once per calendar quarter.

2.8.2 In connection with any registration statement in which a seller of Registrable Securities is participating, each such seller will furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify Parent and each of its employees, advisors, agents, representatives, partners, officers and directors and each Person who controls Parent (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.8.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement (including any document incorporated by reference therein or deemed incorporated by reference therein), prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing to Parent by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided, however, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to, and will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement; provided, further, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to Parent information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to Parent.

2.8.3 Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is materially prejudiced by such failure) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party or (B) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

2.8.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8.1 or Section 2.8.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions that resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8.3, defending any such action or claim. Notwithstanding the provisions of this Section 2.8.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages that such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement (including any document incorporated by reference therein or deemed incorporated by reference therein), prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.7.4 to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.08, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.8.1 and Section 2.8.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.8.2.

2.8.5 The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

Section 2.09 Transfer of Registration Rights. The rights of each Holder under this Agreement may be assigned to any direct or indirect transferee of a Holder who acquires Registrable Securities in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Newco (the “LLC Agreement”) and who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement.

Section 2.10 Rule 144. Parent will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if Parent is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder, Parent will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by Parent’s principal financial officer, stating (i) Parent’s name, address and telephone number (including area code), (ii) Parent’s Internal Revenue Service identification number, (iii) Parent’s SEC file number, (iv) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by Parent, and (v) whether Parent has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

Section 2.11 Hedging Transactions. The parties hereto agree that the provisions of this Agreement relating to the registration, offer and sale of Registrable Securities apply also to (i) any transaction which transfers, directly or indirectly, by sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition, either voluntarily or involuntarily, or by entering into any contract, option or other arrangement with respect to any of the foregoing, some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Holders and (ii) any derivative transactions in which a broker-dealer, other financial institution or unaffiliated Person may sell Registrable Securities covered by any prospectus and the applicable prospectus supplement including short sale transactions using Registrable Securities pledged by a Holder or borrowed from the Holder or others and Registrable Securities loaned, pledged or hypothecated to any such party. The prospectus shall permit, in connection with derivative transactions, a broker-dealer, other financial institution or third party to sell shares of the Registrable Securities covered by such prospectus and the applicable prospectus supplement, including in short sale transactions.

Section 2.12 Preservation of Rights. Parent hereby represents and warrants that, as of the date hereof, no registration rights in respect of any securities of Parent (including any securities convertible into securities of Parent) have been granted to any other Person and are currently in effect, or would come into effect due to the passage of time or the occurrence of any event, other than pursuant to this Agreement. Parent will not (a) grant any registration rights to third parties that are more favorable than or inconsistent with the rights granted hereunder or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement.

Section 2.13 Other Agreements. Notwithstanding anything else herein to the contrary, nothing in this Agreement shall be construed to permit an Exchange (as defined in the Exchange Agreement) or a Transfer (as defined in the LLC Agreement) by any Holder of Registrable Securities that is prohibited by the terms of the Exchange Agreement or the LLC Agreement, as applicable.

ARTICLE III

TERMINATION

Section 3.01 Termination. The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Registrable Security when: (a) a registration statement with respect to the sale of such Registrable Security shall have become effective under the Securities Act and such Registrable Security shall have been disposed of in accordance with such registration statement; (b) such Registrable Security shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Registrable Security shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Parent and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) such Registrable Security shall have ceased to be outstanding, (e) in the case of Registrable Securities held by a Holder that is not Impala or any Affiliate thereof, such Holder holds less than five percent (5%) of the then-outstanding Registrable Securities and such Registrable Securities are eligible for sale pursuant to Rule 144 under the Securities Act (or any successor provision) without restriction (including with respect to manner of sale and volume limitations) or (f) in the case of Registrable Securities held by Impala or any Affiliate thereof, such Holder holds less than three percent (3%) of the then-outstanding Registrable Securities and such Registrable Securities are eligible for sale pursuant to Rule 144 under the Securities Act (or any successor provision) without restriction (including with respect to manner of sale and volume limitations). Parent shall promptly upon the request of any Holder furnish to such Holder evidence of the number of Registrable Securities then outstanding.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Notices. All notices, requests, claims, demands and other communications to be given or delivered under or by the provisions of this Agreement shall be in writing and shall be deemed given only (i) when delivered personally to the recipient, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); provided that confirmation of delivery is received, (iii) when sent if sent by e-mail transmission, so long as a receipt of such e-mail is requested and received by non-automated response or (iv) five (5) days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such address for a party as will be specified by like notice):

(a)	if to Parent to:

Graphic Packaging Holding Company

1500 Riveredge Parkway NW, Suite 100, 9th Floor

Atlanta, GA. 30328

Attention:        Law Department

E-Mail:            lauralynn.church @graphicpkg.com

with a copy to (which shall not constitute notice):

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309

Attention:        William Scott Ortwein

Email:              scott.ortwein@alston.com

(b)	if to Impala, to:

International Paper Company

6420 Poplar Avenue

Memphis, TN 38197

Attention:        General Counsel

E-Mail:            sharon.ryan@ipaper.com

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention:        Jeffrey J. Rosen

                         Michael A. Diz

E-Mail:            jrosen@debevoise.com

                         madiz@debevoise.com

If to any other Holder, to the address indicated for such Holder in Parent’s stock transfer records with copies, so long as Impala owns any Registrable Securities, to Impala as provided above.

Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 4.02 Governing Law; WAIVER OF JURY TRIAL; Jurisdiction; Specific Performance.

4.2.1 This Agreement and all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Laws of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive Law of some other jurisdiction would ordinarily apply.

4.2.2 AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (WITH EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH OF THE PARTIES EXPRESSLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY THE OTHER PARTY OR PARTIES OR THEIR SUCCESSORS OR ASSIGNS UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING, AND ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER TRANSACTION AGREEMENT SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

4.2.3 ANY ACTION WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER BROUGHT BY THE OTHER PARTY OR PARTIES OR THEIR SUCCESSORS OR ASSIGNS, IN EACH CASE, SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A

DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION WITH RESPECT TO THIS AGREEMENT (I) ANY CLAIM THAT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE NAMED COURTS FOR ANY REASON OTHER THAN THE FAILURE TO SERVE IN ACCORDANCE WITH THIS SECTION 4.02, (II) ANY CLAIM THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (III) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) THE ACTION IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH ACTION IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH OF THE PARTIES FURTHER AGREES THAT NO PARTY TO THIS AGREEMENT SHALL BE REQUIRED TO OBTAIN, FURNISH OR POST ANY BOND OR SIMILAR INSTRUMENT IN CONNECTION WITH OR AS A CONDITION TO OBTAINING ANY REMEDY REFERRED TO IN THIS SECTION 4.02 AND EACH PARTY WAIVES ANY OBJECTION TO THE IMPOSITION OF SUCH RELIEF OR ANY RIGHT IT MAY HAVE TO REQUIRE THE OBTAINING, FURNISHING OR POSTING OF ANY SUCH BOND OR SIMILAR INSTRUMENT. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 4.01, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

4.2.4 In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party who is, or is to be, thereby aggrieved will have the right to specific performance and injunctive or other equitable relief in respect of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity. The parties hereto agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the parties hereto.

Section 4.03 Further Assurances. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 4.04 Counterparts; Electronic Transmission of Signatures. This Agreement may be executed in one or more counterparts each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

Section 4.05 Assignment; No Third Party Beneficiaries. This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but, except as provided in Section 2.09 hereto, neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 4.06 Expenses. Except as otherwise specifically provided herein, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

Section 4.07 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

Section 4.08 Entire Agreement. This Agreement and, as applicable, the other Transaction Agreements (as defined in the Transaction Agreement), constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

Section 4.09 Amendment. This Agreement may only be amended or modified, in whole or in part, at any time and from time to time by a written instrument signed by Parent and Impala.

Section 4.10 Waiver. Any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived at any time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

INTERNATIONAL PAPER COMPANY

By:	/s/ C. Cato Ealy
Name: C. Cato Ealy
Title: Senior Vice President
Corporate Development

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Lauren S. Tashma
Name: Lauren S. Tashma
Title: SVP, General Counsel & Secretary

[Signature Page to Registration Rights Agreement]